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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant / /
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☒	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEPOMED, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 30, 2002

TO THE SHAREHOLDERS OF DEPOMED, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DepoMed, Inc., a California corporation (the "Company"), will be held on Thursday, May 30, 2002 at 9:00 a.m., local time, at 1360 O'Brien Drive, Menlo Park, California 94025 for the following purposes:

  1.
  To elect directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  2.
  To consider and vote upon a proposal to amend the Company's Amended and Restated 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares, from 2,400,000 shares to 2,900,000 shares.

  3.
  To approve an amendment to the Company's Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 75,000,000 shares, from 25,000,000 shares to 100,000,000 shares.

  4.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

  5.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 2, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

By Order of the Board of Directors
Julian N. Stern Secretary

Menlo Park, California
April 30, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

DEPOMED, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of DepoMed, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Thursday, May 30, 2002 at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 1360 O'Brien Drive, Menlo Park, California 94025. The telephone number at that address is (650) 462-5900.

        These proxy solicitation materials were mailed on or about April 30, 2002 to all shareholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        Shareholders of record at the close of business on April 2, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 13,973,309 shares of the Company's Common Stock, no par value per share (the "Common Stock"), and 12,015 of the Company's Series A Preferred Stock, no par value per share (the "Preferred Stock"), were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

Voting and Solicitation

        Holders of Common Stock are entitled to one vote for each share of Common Stock held. Holders of Preferred Stock are not entitled to vote at the Annual Meeting. In order to constitute a quorum for conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting.

        Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

Quorum; Abstentions and Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved. Broker non-votes are not counted for purposes of determining whether a proposal has been approved, with the exception of the proposal to amend the Company's Restated Articles of Incorporation to increase the authorized shares of Common Stock. Broker non-votes with respect to that proposal will have the effect of a vote against the proposal.

ELECTION OF DIRECTORS

Nominees

        The Bylaws of the Company provide for a Board consisting of between five and nine directors. The Board has fixed the number of directors at six, and six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. All of the nominees named below are presently directors of the Company and were elected to their present terms by the shareholders of the Company. The present term of each of the directors continues until the Annual Meeting and until his successor has been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

        The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

        Pursuant to the Securities Purchase Agreement, dated as of January 21, 2000, between the Company, and Elan International Services, Ltd. ("EIS"), a wholly-owned subsidiary of Elan Corporation, plc, for so long as EIS and its affiliates hold at least ten percent of the Company's Common Stock on a fully-diluted basis (assuming the conversion of securities convertible into the Company's Common Stock), EIS is entitled to designate a nominee to serve on the Board. EIS currently holds more than ten percent of the Company's Common Stock on a fully-diluted basis. EIS has not exercised its right to designate a nominee.

        The name of and certain other information regarding each nominee is set forth in the table below.

Name of Nominee	Age	Principal Occupation	Director Since
John W. Fara, Ph.D.	59	Chairman, President and Chief Executive Officer of DepoMed	1995
John N. Shell	49	Vice President, Operations of DepoMed	1995
John W. Shell, Ph.D.	77	Founder, Retired Chairman and Chief Scientific Officer of DepoMed	1995
G. Steven Burrill	57	Chief Executive Officer, Burrill & Company	1997
Julian N. Stern	76	Partner, Heller Ehrman White & McAuliffe LLP	2001
W. Leigh Thompson, M.D., Ph.D.	63	President and Chief Executive Officer, Profound Quality Resources, Inc.	1998

        John N. Shell is Dr. Shell's son. There is no other family relationship between any of the directors or executive officers of the Company. The Articles of Incorporation and Bylaws of the Company contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the California General Corporation Law.

        John W. Fara, Ph.D. joined the Company as a director in 1995 and was appointed its President and Chief Executive Officer in 1996. In April 2000, he became Chairman of the Board of Directors of the Company succeeding Dr. John W. Shell, the founder of the Company. From 1990 to 1996, Dr. Fara was President and Chief Executive Officer at Anergen, Inc., a biotechnology company. Prior to 1990 he was President of Prototek, Inc., an early stage pharmaceutical development company. Before joining Prototek, he was Director of Biomedical Research and then Vice President of Business Development during ten years with ALZA Corporation (ALZA). Dr. Fara is also a director of IOMED, Inc. and AVI

Biopharma, Inc., and is active in the business functions of several professional associations. He received a B.S. from the University of Wisconsin and a Ph.D. from the University of California, Los Angeles.

        John N. Shell has served as a director of the Company since its incorporation in August 1995, and acted as Director of Operations for the Company until 1996, when he was named Vice President, Operations. Prior to working at the Company, Mr. Shell served as Materials Manager at Ebara International Corporation, a multi-national semiconductor equipment manufacturer and ILC Technology, an electro-optics and electronics manufacturer. He also worked in the process and project engineering departments at ALZA. Mr. Shell received his B.A. from the University of California, Berkeley.

        John W. Shell, Ph.D. is the founder of DepoMed and served as its Chairman of the Board of Directors from its inception in August 1995 to April 2000, when he retired as the Company's Chairman and Chief Scientific Officer. Dr. Shell served as the Company's President and Chief Executive Officer from 1995 to 1996. Dr. Shell continues to serve as a consultant to the Company. Prior to founding DepoMed, Dr. Shell served as Vice President for Research at Johnson & Johnson's IOLAB division. His experience also includes eight years as a Senior Research Scientist at the Upjohn Company, six years as Director of Research for Allergan Pharmaceuticals, and 15 years with ALZA, dating from its founding in 1968. At ALZA he held positions as Vice President of the pharmaceutical division and corporate Vice President for Business Development. Dr. Shell received his B.A., B.S., and Ph.D. degrees from the University of Colorado.

        G. Steven Burrill has served as director of the Company since August 1997. He founded and has been Chief Executive Officer of Burrill & Company, a private merchant bank, since 1997. Mr. Burrill served in the same capacity at Burrill & Company's predecessor firm, Burrill & Craves, between 1994 and 1997. Prior to starting Burrill & Company, Mr. Burrill spent 28 years with Ernst & Young LLP, as Partner and as International Chairman of the firm's Manufacturing/High Technology Industry Practice. Mr. Burrill is also a director of TRANSGENE, S.A., Paradigm Genetics, Inc., Third Wave Technologies, Inc. and several private companies.

        Julian N. Stern has served as a director of the Company since April 2001. Mr. Stern has served as the Company's Secretary since its founding. He is the president and sole shareholder of a professional corporation that was formerly a partner of a predecessor of the law firm of Heller Ehrman White & McAuliffe LLP. Mr. Stern also serves as a director of a number of private companies.

        W. Leigh Thompson, M.D., Ph.D. has served as a director of the Company since January 1998. In 1995, he founded Profound Quality Resources, Inc., a private healthcare consulting firm, of which he serves as President and Chief Executive Officer. From 1982 to 1994, he worked at Eli Lilly and Company, where he held the positions of Executive Vice President of Lilly Research Laboratories and Chief Scientific Officer. Dr. Thompson also serves as a director of Bioanalytical Systems, Inc., Guilford Pharmaceuticals, Inc., Inspire Pharmaceuticals, Inc., La Jolla Pharmaceutical Company, Medarex Inc., Orphan Medical, Inc. and a number of private companies.

Required Vote

        The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

Board Meetings and Committees

        The Board held a total of 12 meetings during the fiscal year ended December 31, 2001. Each of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees, if any, upon which such director served, with the exception of W. Leigh Thompson, who attended approximately 70 percent of the meetings of the Board and the Audit Committee and Compensation Committee. The Board has an Audit Committee and a Compensation Committee but no Nominating Committee.

        The principal functions of the Audit Committee are to oversee the Company's financial reporting process on behalf of the Board, to recommend engagement of the Company's independent auditors, to consult with the Company's independent auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. See the Audit Committee Report included in this Proxy Statement. The Audit Committee, which was composed of Dr. Thompson, Mr. Burrill and Mr. Stern in fiscal 2001, held one meeting during fiscal 2001. The Audit Committee also met on March 21, 2002 to review the audited financial statements for fiscal 2001.

        The principal functions of the Compensation Committee are to review and approve the Company's executive officer compensation policy and administer the Company's employee stock option plan. The Compensation Committee, which is composed of Dr. Thompson and Mr. Burrill, held one meeting in fiscal 2001.

Compensation of Directors

        Directors, with the exception of Dr. Shell, do not currently receive any cash compensation from the Company for their services as members of the Board, although they are reimbursed for certain expenses in connection with their attendance at meetings of the Board. Dr. Shell received $7,826 in cash compensation in 2001 for his services as a director. In April 2001, each of Dr. Thompson, Mr. Burrill and Mr. Stern received an option to purchase 10,000, 10,000 and 20,000 shares, respectively, of Common Stock at an exercise price of $3.40 per share. Also, in December 2001, each of Dr. Thompson, Mr. Burrill and Mr. Stern received an option to purchase 10,000 shares of Common Stock at an exercise price of $5.80 per share. All of these options vest in 12 equal monthly installments.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 8, 2002 (i) by each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's executive officers named in the Summary Compensation Table below under the caption "Executive Compensation" and (iv) by all directors and executive officers as a group. This table is based upon information supplied by directors, officers and certain principal shareholders, as well as information included in Securities and Exchange Commission filings made by principal shareholders and other third party sources. Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown, and sole investment power with respect to the shares of Preferred Stock shown. Percentage of ownership is based on 13,973,309 shares of Common Stock and 12,015 shares of Preferred Stock outstanding as of April 8, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares. Shares of Common Stock subject to outstanding options and warrants exercisable within 60 days of April 8, 2002 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

        Except as otherwise indicated, the address of each individual listed in the table is DepoMed, Inc., 1360 O'Brien Drive, Menlo Park, CA 94025.

Name of Beneficial Owner	Number of Shares of Common Stock	Number Subject to Options and Warrants Exercisable Within 60 Days	Percentage of Common Stock	Number of Shares of Series A Preferred Stock	Percentage of Series A Preferred Stock
OrbiMed Capital LLC(1)	2,002,300	—	14.3%	—	—
Easton Hunt Capital Partners LP(2)	887,341	296,735	8.3	—	—
Elan Corporation, plc(3)	1,158,151	—	8.3	12,015	100%
Donald G. Drapkin(4)	718,300	—	5.1	—	—
John W. Shell, Ph.D.	1,166,676	10	8.3	—	—
John N. Shell	500,010	120,564	4.4	—	—
John W. Fara, Ph.D.	10	599,835	4.1	—	—
John F. Hamilton	22,897	184,072	1.5	—	—
Julian N. Stern	83,333	24,166	*	—	—
Bret Berner, Ph.D.	—	90,416	*	—	—
G. Steven Burrill	—	69,166	*	—	—
W. Leigh Thompson, M.D., Ph.D.	—	39,166	*	—	—
All directors and executive officers as a group (8 persons)	1,772,926	1,127,395	19.2	—	—

*
Less than one percent.

(1)
Includes 1,800,939 shares held of record by Caduceus Private Investments LP and 36,907 shares held of record by OrbiMed Associates LLC and 164,454 shares held of record by PW Juniper Crossover Fund LLC, all of which are affiliated with OrbiMed Advisors LLC, whose address is 767 Third Avenue, New York, NY 10017.

(2)
Easton Hunt Capital Partners LP, whose address is 641 Lexington Avenue, 21st Floor, New York, NY 10022.

(3)
Elan International Services, Ltd., is the holder of record, whose address is 102 St. James Court, Flatts, Smiths Parish, Bermuda, and is a wholly-owned subsidiary of Elan Corporation, plc, whose address is Lincoln House, Lincoln Place, Dublin 2, Ireland.

(4)
Donald G. Drapkin's address is 2555 Davie Road, Suite 110, Ft. Lauderdale, FL 33317.

Executive Compensation

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers who earned at least $100,000 during fiscal 2001 (collectively, the "Named Executive Officers") for services in all capacities as officers of the Company during fiscal years 1999, 2000 and 2001. None of the Named Executive Officers earned any bonuses or compensation for the fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year			Long Term Compensation Options (#)	All Other Compensation ($) (1)
		Salary ($)	Bonus ($)
John W. Fara, Ph.D. President, Chief Executive Officer and Chairman	2001 2000 1999	$356,032 325,000 285,000	$72,500 125,000 110,000	165,000 125,000 129,167	$2,041 518 456
John F. Hamilton Vice President, Finance and Chief Financial Officer	2001 2000 1999	211,032 190,129 175,000	40,000 35,000 35,000	65,000 60,000 42,500	2,041 515 328
Bret Berner, Ph.D. Vice President, Product Development	2001 2000 1999	195,686 170,045 155,000	40,000 35,000 25,000	75,000 40,000 22,500	2,671 278 174
John N. Shell Vice President, Operations and Director	2001 2000 1999	195,686 170,045 155,000	40,000 35,000 30,000	65,000 40,000 27,667	2,582 275 174

(1)
Represents payments of term life and disability insurance premiums paid by the Company on behalf of the Named Executive Officers.

        The following table sets forth certain information regarding grants of stock options made during the fiscal year ended December 31, 2001 to the Named Executive Officers. Since inception, the Company has not granted any stock appreciation rights.

Option Grants in Last Fiscal Year

	Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
			% of Total Options Granted to Employees in Fiscal Year (3)
	Number of Securities Underlying Options Granted (#)
Name				Exercise Price ($/sh) (4)	Expiration Date
						5% ($)	10% ($)
John W. Fara, Ph.D.	100,000 65,000	(5)	13.8 9.0%	$4.30 5.80	6/05/11 12/17/11	$270,425 237,093	$685,309 600,841
John F. Hamilton	40,000 25,000	(5)	5.5 3.5	4.30 5.80	6/05/11 12/17/11	108,170 91,190	274,124 231,093
Bret Berner, Ph.D.	50,000 25,000	(5)	6.9 3.5	4.30 5.80	6/05/11 12/17/11	135,212 91,190	342,655 231,093
John N. Shell	40,000 25,000	(5)	5.5 3.5	4.30 5.80	6/05/11 12/17/11	108,170 91,190	274,124 231,093

(1)
The options reflected in this table were all granted under the Company's Amended and Restated 1995 Stock Option Plan (the "Plan"). The options vest in 48 equal monthly installments. The date of grant is ten years prior to the expiration date listed.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(3)
Based on an aggregate of 723,600 options granted to employees of the Company in fiscal 2001.

(4)
Exercise price is the fair market value on the date of grant as determined in accordance with the Plan.

(5)
These stock options are subject to shareholder approval of the proposed amendment to the Plan to increase the number of shares available for issuance under the Plan by 500,000 shares, as described below.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values

        The following table sets forth certain information regarding exercises of stock options during the fiscal year ended December 31, 2001 by the Named Executive Officers. Value of unexercised options is considered to be the difference between the exercise price and the market price of the Company's

Common Stock of $6.90 per share on December 31, 2001. No options were exercised by the Named Executive Officers during fiscal 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Fara, Ph.D.	409,981	434,186	$1,550,801	$1,145,346
John F. Hamilton	117,552	164,948	330,553	429,509
Bret Berner, Ph.D.	41,718	140,782	64,071	309,991
John N. Shell	71,539	133,127	228,414	325,241

        The Company did not make any awards during the fiscal year ended December 31, 2001 to any of the Named Executive Officers under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, excluding stock options.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the Audit Committee Report, the Compensation Committee Report and the Performance Graph which follow, shall not be deemed to be incorporated by reference into any such filing.

Report of the Audit Committee of the Board of Directors

        Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls, and the Company's accounting and financial reporting processes generally. Each of the members of the Audit Committee meets the independence requirements of the American Stock Exchange.

        The Audit Committee's primary duties and responsibilities are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, to review and appraise the audit efforts of the Company's independent accountants and to provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

        Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  reviewed and discussed the quality, not just the acceptability, of the audited financial statements with the Company's management;

  •
  discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other things;

  •
  the quality, and not just the acceptability, of the Company's accounting principles;

  •
  methods used to account for significant unusual transactions;

    •
    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    •
    the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    •
    disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

  •
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit services performed by Ernst & Young LLP are compatible with maintaining their independence;

  •
  based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission; and

  •
  instructed the independent auditors that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE G. Steven Burrill Julian N. Stern W. Leigh Thompson, M.D., Ph.D.

Relationship with Independent Accountants

        Ernst & Young LLP has been the independent accounting firm that audits the financial statements of the Company since 1997. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

        In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during 2001. The aggregate fees billed in 2001 for each of the following categories of services are set forth below:

Audit and review of the Company's financial statements	$95,152
All other services	$36,273

        Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2001 or in any prior year.

        "All other services" includes (i) tax planning and the preparation of tax returns of the Company, (ii) acquisitions and due diligence reviews and integration services, and (iii) evaluating the effects of various accounting issues and changes in professional standards.

        The Audit Committee reviews summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of the Board of Directors is generally responsible for decisions concerning the compensation to be paid to the Company's executive officers. The Committee consists of Mr. Burrill and Dr. Thompson, both of whom are non-employee directors of the Company. In determining compensation policies, the Committee has access to compensation surveys for regional technology-based companies which compete with the Company in the recruitment of senior personnel and other executive compensation data and surveys.

Compensation Policies Affecting Executive Officers

        In determining the compensation to be paid to the Company's executive officers, the Committee employs compensation policies designed to align compensation with the Company's overall business strategy, values and management initiatives. These policies are intended to (i) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company, (ii) recognize individual initiative and achievement, (iii) reward executives for short- and long-term strategic management and the enhancement of shareholder value, and (iv) align management compensation with the achievement of the Company's goals and performance. As a result, compensation consists of salary and bonus, which provide current incentives, and stock options, which provide longer-term incentives.

        Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable size and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and the operational areas of the company for which he/she is responsible, and the responsibilities assumed by the executive. Cash bonus awards are based on the performance of the executive, the performance of the operational groups reporting to the executive and the performance of the Company.

        The compensation to be paid to any individual executive has not been based on any particular mathematical formula. Rather, the Compensation Committee reviews objectives, accomplishments, performance and compensation as a whole for each executive (and all executives), as well as the recommendations of the Chief Executive Officer, and makes appropriate compensation determinations in the exercise of its business judgement.

        Stock options are an integral part of each executive officer's compensation. The Compensation Committee believes that the opportunity for stock appreciation, through exercise of stock options that vest over time, closely aligns the interest of the executive officers with those of the Company's shareholders. Options typically vest in equal installments over four years and, therefore, encourage an officer to remain in the employ of the Company. The size of individual awards take into account the executive officer's salary, the number and vesting schedule of outstanding options held by the officer and past contributions to the Company. No one factor is given special weight, but all are part of an overall assessment.

Chief Executive Officer's Compensation

        In 2001, Dr. John Fara, the Company's Chief Executive Officer, received a salary increase of 18 percent over his 2000 salary. The Committee believes that Dr. Fara's salary is currently in the mid-range of salaries for chief executive officers of other public technology-based companies of similar size and in the same geographic region as the Company. During 2001, Dr. Fara was granted nonqualified stock options to purchase 100,000 and 65,000 shares, respectively, of the Company's Common Stock, each vesting over four years and expiring in 2011. The exercise prices of the options are $4.30 per share and $5.80 per share, respectively, the fair market value of the Company's Common Stock on the date each option was granted.

In 2001, Dr. Fara provided strong leadership to the Company in its achievement of strategic and financial objectives. Dr. Fara's bonus for 2001 reflects his important contributions to the Company's success in 2001.

Policy on Deductibility of Executive Officer Compensation

        Section 162(m) of the Internal Revenue Code generally places a $1 million per person limit on the deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other highest paid executive officers unless, in general, the compensation is exempt as "performance based." For stock compensation to be "performance based," Section 162(m) requires a limit to be set on the number of options that may be granted to employees subject to the deduction cap. The Board has approved a limit of 500,000 as the maximum number of shares as to which options may be granted to any employee, consultant or director under the Amended and Restated 1995 Stock Option Plan in any one-year period. This limitation allows gains realized upon exercise of options to qualify as "performance based" and, therefore, to be excluded from compensation subject to the $1 million deductibility limit. The Company believes that all of its compensation paid to date meets the requirements for deductibility. In general, the Committee considers the deductibility limits of Section 162(m) in determining executive compensation.

COMPENSATION COMMITTEE G. Steven Burrill W. Leigh Thompson, M.D., Ph.D.

Stock Price Performance Graph

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the market value of the American Stock Exchange (U.S. Companies) and the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq Biotechnology Stocks for the period commencing on November 5, 1997 (the date the Company's Common Stock began trading) and ending on December 31, 2001.

COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
AMONG DEPOMED, INC., THE AMEX MARKET VALUE INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

    *  $100 invested on 11/5/97 in stock or on 10/31/97
    in index-including reinvestment of dividends.
    Fiscal year ending December 31.

Certain Relationships and Related Transactions

        In September 1997, the Company entered into an agreement with Burrill & Company, a private merchant bank, pursuant to which Burrill & Company is to provide assistance to the Company in the development of strategic partnerships with pharmaceutical and biotechnology companies. In 2001, the Company paid Burrill & Company $60,000 pursuant to the agreement. G. Steven Burrill, a director of the Company, is the Chief Executive Officer of Burrill & Company.

        The Company has entered into indemnification agreements with each of its current officers and directors pursuant to which the Company is obligated to indemnify such officers and directors for breaches of fiduciary duty to the fullest extent permitted by the California General Corporation Law.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors or ten percent shareholders were complied with.

AMENDMENT TO THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN INCREASING
THE NUMBER OF SHARES RESERVED FOR ISSUANCE HEREUNDER

Background

        The Company adopted the 1995 Stock Option Plan in September 1995 and amended and restated the plan in March 1999 and March 2000 (the "Plan"). The Plan provides for the granting of options to officers, directors, selected employees and consultants. The Plan is currently administered by the Compensation Committee of the Board.

Increase in Number of Shares Authorized for Issuance

        The Board has approved, subject to shareholder approval, an amendment to the Plan increasing the aggregate number of shares reserved for issuance thereunder by 500,000, from 2,400,000 to 2,900,00. The Company has granted, subject to shareholder approval of the proposed amendment to the Plan, options to purchase 310,000 shares out of the 500,000 proposed share increase. The Board believes that increasing the number of shares authorized for issuance under the Plan is necessary to permit the Company to remain competitive in the industry and to continue to attract and retain qualified employees by providing them with appropriate equity incentives.

Description of the Plan

        The purpose of the Plan is to attract, retain and motivate officers, key employees, consultants and directors of the Company by giving them the opportunity to acquire stock ownership in the Company. The Plan provides for the granting to employees of the Company (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and for the grant of nonstatutory stock options ("NSOs") to employees, consultants and non-employee directors of the Company. To the extent an optionee would have the right in any calendar year to exercise for the first time ISOs for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the grant date) in excess of $100,000, any such excess options shall be automatically converted to NSOs.

        The Plan is administered by the Board or a committee thereof (the "Administrator"). The Administrator determines the type and terms of options granted under the Plan, including the number of shares covered, exercise price, term and condition for exercise of the option. The exercise price of all ISOs granted under the Plan must be at least 100% of the fair market value of the Common Stock of the Company on the grant date. The term of an ISO may not exceed ten years from the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any stock option granted shall be at least 110% of the fair market value of the Common Stock on the grant date and the term of such option may not exceed five years. Payment of the exercise price may be in cash, check, or, at the discretion of the Administrator, by promissory notes or shares of stock held by the optionee, pursuant to a "cashless exercise/sale" through a broker, or a combination thereof.

        Except as otherwise determined by the Administrator and as set forth in an option agreement, no option may be transferred by the optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, only the optionee may exercise an option. All options are exercisable on or after each vesting date in accordance with the terms set forth in the option agreement.

        All options will become fully vested and immediately exerisable upon notice from the Administrator at least 30 days prior to the consummation of a transaction which constitutes a change in control of the Company and will terminate at the end of such 30-day period. A "change in control" occurs upon (i) an acquisition by any person of beneficial ownership of securities representing a majority of the voting power of the then outstanding securities of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) the consummation of a merger or consolidation of the Company in which the holders of securities of the Company immediately prior to such event hold in the aggregate less than a majority of the securities of the Company immediately after such event.

        The Board may amend, alter, suspend, or discontinue the Plan as long as such action does not adversely affect any outstanding option except to conform the Plan or any ISOs granted thereunder to the requirements of federal or other tax laws relating to incentive stock option plans. No amendment, alteration, suspension or discontinuance requires shareholder approval unless (i) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) where otherwise deemed advisable by the Board. No options may be granted under the Plan after September 2005, ten years from the date of its adoption by the Board.

Federal Income Tax Consequences of Options Awarded under the Plan

        The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options or of grant of restricted stock.

        Incentive Stock Options.    The grant of an ISO has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for "regular" tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the "option spread") is includible in the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a "disqualifying disposition"), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The

Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

        Nonstatutory Stock Options.    The grant of a NSO has no federal income tax effect on the optionee. Upon the exercise of a NSO, the optionee has taxable ordinary income (and the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a NSO, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held.

        In the case of both ISOs and NSOs, special federal income tax rules apply if the Company common stock used to pay all or part of the option price. Special rules may also apply when a transferable option is transferred.

Plan Benefits

        The following table shows the number of shares of Common Stock issuable upon exercise of options granted to the named groups under the Plan during the fiscal year ended December 31, 2001.

Name and Position	Number of Shares (1)
Executive Group	370,000 (2)
Non-Executive Director Group	70,000 (3)
Non-Executive Officer Employee Group	353,600 (4)

(1)
All options granted at fair market value as of the date of grant.

(2)
Options to purchase 140,000 of these shares are subject to shareholder approval of the proposed amendment to the Plan.

(3)
Options to purchase 30,000 of these shares are subject to shareholder approval of the proposed amendment to the Plan.

(4)
Options to purchase 134,746 of these shares are subject to shareholder approval of the proposed amendment to the Plan.

Proposed Amendment

        At the Annual Meeting, the Company's shareholders will be asked to approve an amendment to the Plan to increase by 500,000 the number of shares reserved for issuance under the Plan.

Required Vote

        Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock voting in person or by proxy on such proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE AMENDMENT TO THE PLAN

AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION

Background

        The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 75,000,000 shares, from 25,000,000 shares to 100,000,000 shares.

Description of the Proposed Amendment

        The Company's Restated Articles of Incorporation currently authorizes the issuance of 25,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. On March 21, 2002 the Board of Directors adopted a resolution approving of an amendment to the Restated Articles of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000, subject to shareholder approval. Since the Company's Restated Articles of Incorporation also authorizes 5,000,000 shares of Preferred Stock, the amendment will also affect a related increase in the total number of shares of capital stock authorized for issuance from 30,000,000 shares to 105,000,000 shares.

Purpose and Effect of the Proposed Amendment

        As of April 8, 2002, the Company had approximately 13,973,309 shares of Common Stock outstanding and 12,015 shares of Preferred Stock outstanding, and as of that date, the Company had approximately 2,563,000 shares of Common Stock reserved for issuance under options granted pursuant to the Plan. The Company also had, as of such date, 3,215,270 shares of Common Stock reserved for issuance upon exercise of outstanding warrants, 635,047 shares reserved for issuance upon conversion of outstanding convertible notes and 1,312,728 shares of Common Stock reserved for issuance upon conversion of Preferred Stock.

        The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock to ensure that the Company has sufficient shares for its future needs. If the proposed amendment is approved, the Board intends to cause a Certificate of Amendment to the Restated Articles of Incorporation to be filed with the California Secretary of State as soon as practicable after the date of the Annual Meeting. Upon effectiveness of the amendment, the Company will have an additional 75,000,000 shares of Common Stock authorized for issuance.

        The Board of Directors considers it advisable to have additional authorized shares of Common Stock available to allow the Company to act promptly with respect to possible future financings, possible stock dividends, possible acquisitions, additional issuances under the Plan and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a special shareholders' meeting, except when shareholder approval may be required by applicable laws or regulations. Other than for issuance under the Plan and currently outstanding warrants and convertible securities, the Company has no specific plans for the issuance of additional shares of Common Stock.

        Under the Company's Restated Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to the Common Stock, with the exception of Elan International Services, Ltd. ("Elan") which holds a preemptive right pursuant to a securities purchase agreement. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders with the exception of Elan would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders.

        The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile takeover attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Required Vote

        Approval of the amendment to the Company's Restated Articles of Incorporation requires the affirmative vote of a majority of the shares of the Company's Common Stock outstanding on the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Ernst & Young LLP has audited the Company's financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

        Proposals of shareholders of the Company which are intended to be presented at the Company's 2003 meeting of shareholders must be received by the Secretary of the Company no later than December 31, 2002 in order to be included in the proxy soliciting material relating to that meeting.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 30, 2002

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

        The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

  •
  The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the

A-1

    accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

A-2

PROXY	DEPOMED, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MAY 30, 2002

        The undersigned shareholder of DepoMed, Inc. (the "Company") hereby appoints John W. Fara and John F. Hamilton, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 2, 2002, at the Annual Meeting of Shareholders of the Company to be held on May 30, 2002 (the "Annual Meeting") at 9:00 a.m. at 1360 O'Brien Drive, Menlo Park, California and any adjournments or postponements thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS RELATING TO THE ANNUAL MEETING.

Item 1	To elect as directors, to hold office until the next annual meeting of shareholders and until their successors are elected, the six (6) nominees listed below:
NOMINEES: John W. Fara, Ph.D., John N. Shell, John W. Shell, Ph.D., G. Steven Burrill, Julian N. Stern, W. Leigh Thompson, M.D., Ph.D.
o	For
o	Withheld
o	For all nominees except as noted above
Item 2	To approve an amendment to the Company's Amended and Restated 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares, from 2,400,000 shares to 2,900,000 shares.
o FOR o AGAINST o ABSTAIN

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Item 3	To approve an amendment to the Company's Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 75,000,000 shares from 25,000,000 shares to 100,000,000 shares.
o FOR o AGAINST o ABSTAIN
Item 4	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.
o FOR o AGAINST o ABSTAIN

o  Mark here for address change and note below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.
Signature: Date: Signature: Date:
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.

QuickLinks

Option Grants in Last Fiscal Year
COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN* AMONG DEPOMED, INC., THE AMEX MARKET VALUE INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
  APPENDIX A